EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2022 RESULTS

- Record Quarterly and Full-Year Revenues of $2.95 billion and $11.08 billion, respectively -
- Record Quarterly and Full-Year Diluted EPS of $2.63 and $8.10, respectively -
- Record Remaining Performance Obligations of $7.46 billion, 33.2% Increase Year-over-Year -
- Announces 2023 Revenues and Diluted EPS Guidance of $12.0B - $12.5B and $8.75 - $9.50, respectively -
- Board Approves Increase in Quarterly Dividend to $0.18 per share from $0.15 per share -

NORWALK, CONNECTICUT, February 23, 2023 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and year ended December 31, 2022.

For the fourth quarter of 2022, net income was $126.3 million, or $2.63 per diluted share, compared to $101.7 million, or $1.89 per diluted share, for the fourth quarter of 2021. Revenues for the fourth quarter of 2022 totaled $2.95 billion, an increase of 11.7%, compared to $2.64 billion for the fourth quarter of 2021.

Operating income for the fourth quarter of 2022 was $177.2 million, or 6.0% of revenues, compared to $143.0 million, or 5.4% of revenues, for the fourth quarter of 2021. Operating income included depreciation and amortization expense, inclusive of amortization of identifiable intangible assets, of $28.0 million and $28.2 million for the fourth quarter of 2022 and 2021, respectively.

Selling, general and administrative expenses for the fourth quarter of 2022 totaled $277.6 million, or 9.4% of revenues, compared to $260.0 million, or 9.8% of revenues, for the fourth quarter of 2021.

The Company's income tax rate for the fourth quarter of 2022 was 27.4%, compared to an income tax rate of 28.8% for the fourth quarter of 2021.

Remaining performance obligations as of December 31, 2022 were $7.46 billion compared to $5.60 billion as of December 31, 2021. Remaining performance obligations grew approximately $1.86 billion year-over-year.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 2

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The results that we reported today were exceptional, setting a record for quarterly and full year revenues, operating income, and EPS, despite a challenging operating environment. As we look forward, we expect demand for our services to continue to be strong with remaining performance obligations increasing 33.2% year-over-year to a record of $7.46 billion, underscoring the strength of our project pipeline.”

Mr. Guzzi added, “Our U.S. Construction segments posted another quarter of strong results and an outstanding year overall, achieving combined record revenues in the fourth quarter. Notably, our U.S. Mechanical Construction segment had an exceptional year with 9.5% revenue growth, all of which was organic, and operating margins of 7.7% driven by strong execution on various semiconductor, data center, water and wastewater, and healthcare projects. Our utilization of BIM and continued enhancements in our prefabrication capabilities allowed us to deliver our services to customers in a safer and more efficient manner and helped counteract supply chain and inflationary challenges. Our U.S. Electrical Construction segment’s performance strengthened through the year as expected, and we finished the year more in line with our historical performance and expectations. Our U.S. Building Services segment had another excellent year, driven by outstanding performance across the majority of our service lines including repair service, site-based services, building controls, and HVAC projects. Driving much of this work is the demand for improved energy efficiency as energy prices remain volatile and customers' desire to extend the life of their HVAC equipment due to both long equipment lead times and availability issues. In our U.S. Industrial Services segment, revenue grew 13.4% year-over-year all on an organic basis as we continued to experience a resumption in the demand for our services. Our U.K. Building Services segment continues to perform well delivering an operating margin of 6.3% for the year, despite substantial foreign exchange headwinds.”

Revenues for the 2022 full-year period totaled $11.08 billion, an increase of 11.8%, compared to $9.90 billion for the 2021 full-year period. Net income for the 2022 full-year period was $406.1 million, or $8.10 per diluted share, compared to $383.5 million, or $7.06 per diluted share for the 2021 full-year period.

Operating income for the 2022 full-year period was $564.9 million, or 5.1% of revenues, compared to $530.8 million, or 5.4% of revenues, for the 2021 full-year period. Operating income included depreciation and amortization expense, inclusive of amortization of identifiable intangible assets, of $108.6 million and $112.4 million for the 2022 and 2021 full-year periods, respectively.

SG&A totaled $1.04 billion, or 9.4% of revenues, for the 2022 full-year period, compared to $970.9 million, or 9.8% of revenues, for the 2021 full-year period.

Based on expected project mix and our current visibility into the coming year, EMCOR expects full-year 2023 revenues to be between $12.0 billion and $12.5 billion and full-year 2023 diluted earnings per share in the range of $8.75 to $9.50.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 3

Mr. Guzzi concluded, “Our strong operating performance in 2022 was a clear indication of our team’s ability to perform well in a challenging environment. We managed through the significant supply chain disruptions and inflationary pressures that negatively impacted us in 2022. Our field leaders' tenacity and nimbleness coupled with our employees’ technical skill and flexibility drove our record performance. We expect to continue to build on the momentum that we have created over the last few years, with strong demand experienced across important end markets such as semiconductor, healthcare, biotech, pharma, data centers, and energy efficiency retrofits. Notably, our record remaining performance obligations provide us the visibility and confidence that we can achieve another successful year in 2023. Looking ahead, we will continue to execute our balanced capital allocation strategy, utilize our strong balance sheet to make organic investments, pursue strategic acquisition opportunities, and return cash to shareholders through dividends and repurchases.”

Dividend Increase

The Company today announced that its Board of Directors has approved an increase to the Company’s regular quarterly dividend to $0.18 per share from $0.15 per share. The Board expects to declare this cash dividend starting in the second quarter of 2023.

Mr. Guzzi said, "Increasing our dividend is a testament to our very successful fiscal year, our long-term confidence in our business and our solid financial position. We are excited about what the future holds for EMCOR and remain committed to creating long term value for our shareholders.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's fourth quarter conference call will be available live via internet broadcast today, Thursday, February 23, at 10:30 AM Eastern Standard Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 4

Forward Looking Statements:

This release contains certain forward-looking statements. Any such comments speak only as of February 23, 2023 and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, including financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations; our ability to pursue acquisitions; our ability to return capital to shareholders; market opportunities; market growth prospects; and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; changes in interest rates; domestic and international political developments; changes in the specific markets for EMCOR’s services; adverse business conditions, including labor market tightness, productivity challenges, the nature and extent of supply chain disruptions impacting availability and pricing of materials, and inflationary trends more generally, including fluctuations in energy costs; the impact of legislation and/or government regulations; the availability of adequate levels of surety bonding; increased competition; unfavorable developments in the mix of our business; and the continuing impact of the COVID-19 pandemic, including the nature, extent, and impact of future variant surges, as well as other health emergencies, and government orders and mandates related thereto, on our revenue and operations. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2022 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:

This release may include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)

	(Unaudited)
	For the quarters ended December 31,		For the years ended December 31,
	2022	2021	2022	2021
Revenues	$2,949,822	$2,640,193	$11,076,120	$9,903,580
Cost of sales	2,495,022	2,237,151	9,472,526	8,401,843
Gross profit	454,800	403,042	1,603,594	1,501,737
Selling, general and administrative expenses	277,618	260,025	1,038,717	970,937
Operating income	177,182	143,017	564,877	530,800
Net periodic pension (cost) income	1,023	887	4,311	3,625
Interest expense, net	(4,204)	(1,157)	(10,438)	(5,122)
Income before income taxes	174,001	142,747	558,750	529,303
Income tax provision	47,701	41,079	152,628	145,602
Net income including noncontrolling interests	126,300	101,668	406,122	383,701
Net income attributable to noncontrolling interests	—	—	—	169
Net income attributable to EMCOR Group, Inc.	$126,300	$101,668	$406,122	$383,532

Basic earnings per common share:	$2.65	$1.90	$8.13	$7.09

Diluted earnings per common share:	$2.63	$1.89	$8.10	$7.06

Weighted average shares of common stock outstanding:
Basic	47,710,479	53,419,752	49,931,940	54,068,982
Diluted	47,936,737	53,724,800	50,136,262	54,347,534

Dividends declared per common share	$0.15	$0.13	$0.54	$0.52

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$456,439	$821,345
Accounts receivable, net	2,567,371	2,204,519
Contract assets	273,176	230,143
Inventories	85,641	54,098
Prepaid expenses and other	79,346	80,889
Total current assets	3,461,973	3,390,994
Property, plant & equipment, net	157,819	152,066
Operating lease right-of-use assets	268,063	260,778
Goodwill	919,151	890,268
Identifiable intangible assets, net	593,975	589,365
Other assets	123,626	157,975
Total assets	$5,524,607	$5,441,446
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$15,567	$16,235
Accounts payable	849,284	734,275
Contract liabilities	1,098,263	788,134
Accrued payroll and benefits	465,000	490,867
Other accrued expenses and liabilities	258,190	274,406
Operating lease liabilities, current	67,218	57,814
Total current liabilities	2,753,522	2,361,731
Long-term debt and finance lease liabilities	231,625	245,450
Operating lease liabilities, long-term	220,764	220,836
Other long-term obligations	344,405	360,340
Total liabilities	3,550,316	3,188,357
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,973,589	2,252,387
Noncontrolling interests	702	702
Total equity	1,974,291	2,253,089
Total liabilities and equity	$5,524,607	$5,441,446

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2022 and 2021
(In thousands)

	2022	2021
Cash flows - operating activities:
Net income including noncontrolling interests	$406,122	$383,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,296	48,347
Amortization of identifiable intangible assets	61,315	64,089
Provision for credit losses	5,166	8,041
Deferred income taxes	10,483	9,517
Gain on sale or disposal of property, plant and equipment	(6,393)	(782)
Non-cash share-based compensation expense	12,125	11,107
Other reconciling items	925	3,156
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(39,106)	(208,359)
Net cash provided by operating activities	497,933	318,817
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(98,656)	(118,239)
Proceeds from sale or disposal of property, plant and equipment	7,145	2,754
Purchases of property, plant and equipment	(49,289)	(36,192)
Investments in and advances to unconsolidated entities	—	(1,595)
Distributions from unconsolidated entities	—	196
Net cash used in investing activities	(140,800)	(153,076)
Cash flows - financing activities:
Proceeds from revolving credit facility	270,000	—
Repayments of revolving credit facility	(270,000)	—
Repayments of long-term debt	(13,875)	(13,875)
Repayments of finance lease liabilities	(3,551)	(4,189)
Dividends paid to stockholders	(27,187)	(28,163)
Repurchases of common stock	(660,609)	(195,546)
Taxes paid related to net share settlements of equity awards	(7,539)	(4,210)
Issuances of common stock under employee stock purchase plan	8,177	7,328
Payments for contingent consideration arrangements	(5,534)	(6,758)
Distributions to noncontrolling interests	—	(43)
Net cash used in financing activities	(710,118)	(245,456)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(12,515)	(1,279)
Decrease in cash, cash equivalents, and restricted cash	(365,500)	(80,994)
Cash, cash equivalents, and restricted cash at beginning of year (1)	822,568	903,562
Cash, cash equivalents, and restricted cash at end of period (1)	$457,068	$822,568

(1)Includes $0.6 million, $1.2 million, and $0.7 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2022, 2021, and 2020, respectively.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the quarters ended December 31,
	2022	2021
Revenues from unrelated entities:
United States electrical construction and facilities services	$713,589	$547,418
United States mechanical construction and facilities services	1,142,469	1,065,014
United States building services	704,189	620,255
United States industrial services	276,243	283,644
Total United States operations	2,836,490	2,516,331
United Kingdom building services	113,332	123,862
Total operations	$2,949,822	$2,640,193

	For the years ended December 31,
	2022	2021
Revenues from unrelated entities:
United States electrical construction and facilities services	$2,433,114	$2,029,893
United States mechanical construction and facilities services	4,326,674	3,952,586
United States building services	2,720,487	2,424,743
United States industrial services	1,118,767	986,407
Total United States operations	10,599,042	9,393,629
United Kingdom building services	477,078	509,951
Total operations	$11,076,120	$9,903,580

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the quarters ended December 31,
	2022	2021
Operating income (loss):
United States electrical construction and facilities services	$58,082	$41,807
United States mechanical construction and facilities services	105,723	93,723
United States building services	36,998	26,201
United States industrial services	1,463	3,997
Total United States operations	202,266	165,728
United Kingdom building services	4,466	4,958
Corporate administration	(29,550)	(27,669)
Total operations	177,182	143,017
Other items:
Net periodic pension (cost) income	1,023	887
Interest expense, net	(4,204)	(1,157)
Income before income taxes	$174,001	$142,747

	For the years ended December 31,
	2022	2021
Operating income (loss):
United States electrical construction and facilities services	$148,728	$169,355
United States mechanical construction and facilities services	332,294	314,420
United States building services	144,670	122,724
United States industrial services	19,787	(1,666)
Total United States operations	645,479	604,833
United Kingdom building services	29,838	27,998
Corporate administration	(110,440)	(102,031)
Total operations	564,877	530,800
Other items:
Net periodic pension (cost) income	4,311	3,625
Interest expense, net	(10,438)	(5,122)
Income before income taxes	$558,750	$529,303

EMCOR GROUP, INC.
RECONCILIATION OF ORGANIC REVENUE GROWTH
(In thousands, except for percentages) (Unaudited)

The following table provides a reconciliation between organic revenue growth, a non-GAAP measure, and total revenue growth for the quarter and year ended December 31, 2022.

	For the quarter ended December 31, 2022		For the year ended December 31, 2022
	$	%	$	%
GAAP revenue growth	$309,629	11.7%	$1,172,540	11.8%
Incremental revenues from acquisitions	(33,709)	(1.2)%	(149,729)	(1.5)%
Organic revenue growth, a non-GAAP measure	$275,920	10.5%	$1,022,811	10.3%

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